UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


       January 5, 2004                    333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9930
    (Registrant's telephone number, including area code)



 Item 302 Unregistered Sale of Equity Securities


     On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants ("Special Warrants") to National Bank Trust Inc. for the account of Northern
Precious Metals 2005 Limited Partnership, a Canadian accredited investor, for $180,000.

     Each Special Warrant (a "Special Warrant") entitles the Holder to acquire one flow through common share of the Company ("Flow-Through Shares") at no additional cost.
The term "Flow-Through Shares" is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. The Special Warrants may be exercised at any time but will automatically be exercised on the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the date of the Special
Warrant Certificate (December 30, 2005), or such later date as may be agreed upon between the Company and holder of the Special Warrants (the "Expiry Time"). All Special Warrants will be automatically exercised without any further action by the holder at 4:30 p.m. (Toronto time) on the earlier of:
(i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), has been declared effective by the Securities and Exchange Commission (the "SEC") with respect to the distribution of the Flow-Through Shares issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time.

     The Company has undertaken to use its reasonable best efforts to file a registration statement with the SEC to qualify the Flow-Through Shares to become effective on or before 180 days after December 30, 2005, the date of the closing of the Special Warrant sale.

     In completing this private placement the Company relied on an exemption from registration pursuant to Regulation S promulgated under the Securities Act.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          YUKON GOLD CORPORATION, INC.


Date: January 5, 2006     By: s/Lisa Lacroix
                          Name:  Lisa Lacroix
                          Title:  Secretary